                                                                   EXHIBIT 99.2
                         INDEPENDENT AUDITORS' REPORT

The Stockholders
Environmental Auto Removal, Inc.:

  We have audited the accompanying balance sheet of Environmental Auto Removal, Inc. (EAR) as of December 31, 1997, and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of EAR's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  As discussed in note 7, the Company is party to an agreement with the City of Chicago whereby the Company provides auto pound management and towing services for the City of Chicago. In addition, the Company derives revenue from the sale of vehicles purchased from the City of Chicago in accordance with the same agreement. All of the Company's revenues are derived in accordance with this agreement and 96% of EAR's trade receivable are due from this one customer at December 31, 1997.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Environmental Auto Removal, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Chicago, Illinois
August 7, 1998

                        ENVIRONMENTAL AUTO REMOVAL, INC.

                                 BALANCE SHEETS

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
 Cash and cash equivalents............................  $1,198,311   1,143,020
 Accounts receivable..................................   1,286,916   1,250,329
 Inventory............................................      54,560      78,573
 Other receivables....................................         --        2,253
                                                        ----------   ---------
Total current assets..................................   2,539,787   2,474,175
Property and equipment, net (note 3)..................     973,498     921,366
Investment in S.U.P...................................      28,174         --
Due from officers/shareholders (note 6)...............      80,000     805,235
                                                        ----------   ---------
Total assets..........................................  $3,621,459   4,200,776
                                                        ==========   =========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current installments of long-term debt (note 4)......  $  278,969     211,452
 Accounts payable.....................................   1,711,036   1,765,094
 Accounts payable to E&R (note 8).....................     956,160     460,130
 Accrued taxes and other accruals.....................      77,680      48,314
 Accrued management fee to affiliate (note 8).........         --      161,869
                                                        ----------   ---------
Total current liabilities.............................   3,023,845   2,646,859
Long-term liabilities:
 Due to officers/shareholders (note 6)................         --      207,550
 Long-term debt, excluding current installments (note
  4)..................................................     110,129      39,328
                                                        ----------   ---------
Total liabilities.....................................   3,133,974   2,893,737
                                                        ----------   ---------
Stockholders' equity:
 Common stock, no par value, stated value of $1,000.
  Authorized, issued, and outstanding 1,000 shares in
  1998 and 1997.......................................       1,000       1,000
 Retained earnings....................................     486,485   1,306,039
                                                        ----------   ---------
Total stockholders' equity............................     487,485   1,307,039
                                                        ----------   ---------
Total liabilities and stockholders' equity............  $3,621,459   4,200,776
                                                        ==========   =========

                See accompanying notes to financial statements.

                        ENVIRONMENTAL AUTO REMOVAL, INC.

            STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                                                YEAR
                                                ENDED         SIX-MONTHS
                                              DECEMBER      ENDED JUNE 30,
                                                 31,      --------------------
                                                1997        1997       1998
                                             -----------  ---------  ---------
                                                              (UNAUDITED)
Net revenue................................. $14,104,317  6,147,351  8,539,488
Cost of revenue (note 8)....................  10,889,245  5,793,574  6,022,163
                                             -----------  ---------  ---------
Gross profit................................   3,215,072    353,777  2,517,325
Selling, general, and administrative
 expenses...................................   1,924,209    704,806  1,382,085
Management fee to affiliate (note 8)........     747,262    373,630    358,000
                                             -----------  ---------  ---------
Income (loss) from operations...............     543,601   (724,659)   777,240
                                             -----------  ---------  ---------
Other income (expense):
 Other......................................      (6,231)     1,510      1,557
 Interest income............................      41,415      6,220     51,470
 Interest expense...........................     (27,344)   (11,559)    (7,013)
 Gain on sale of assets.....................      12,287        --      13,000
                                             -----------  ---------  ---------
Income (loss) before income taxes...........     563,728   (728,488)   836,254
Income tax expense..........................      (9,597)       --     (16,700)
                                             -----------  ---------  ---------
Net income (loss)...........................     554,131   (728,488)   819,554
Retained earnings at beginning of period....     114,944    114,944    486,485
Dividends paid..............................    (182,590)  (182,590)       --
                                             -----------  ---------  ---------
Retained earnings (deficit) at end of
 period..................................... $   486,485   (796,134) 1,306,039
                                             ===========  =========  =========


                See accompanying notes to financial statements.

                        ENVIRONMENTAL AUTO REMOVAL, INC.

                            STATEMENTS OF CASH FLOWS

                                              YEAR ENDED       SIX-MONTHS
                                               DECEMBER      ENDED JUNE 30
                                                  31,      -------------------
                                                 1997        1997      1998
                                              -----------  --------  ---------
                                                              (UNAUDITED)
Cash flows from operating activities:
 Net income (loss)........................... $   554,131  (728,488)   819,554
 Adjustments to reconcile net income (loss)
  to net cash provided by operating
  activities:
  Depreciation...............................     129,210    58,847     91,082
  Realized gains from sale of property and
   equipment.................................     (12,287)      --     (13,000)
  Changes in operating assets and
   liabilities:
   (Increase) decrease in accounts
    receivable...............................  (1,274,141)  (45,000)    36,587
   (Increase) decrease in inventory..........     (33,842)    7,490    (24,013)
   Increase in other receivables.............         --        --      (2,253)
   Increase (decrease) in accounts payable...   1,237,214   307,871   (441,972)
   Increase (decrease) in accrued expenses...      28,794   (16,046)   (54,807)
   Increase (decrease) in income taxes
    payable..................................      14,023    (2,490)    25,441
   Increase in accrued management fee........         --    227,632    161,869
                                              -----------  --------  ---------
Net cash provided by (used in) operating
 activities..................................     643,102  (190,184)   598,488
                                              -----------  --------  ---------
Cash flows from investing activities:
 Purchases of property and equipment.........    (449,284)  (46,856)   (38,950)
 Proceeds from sale of property and
  equipment..................................      80,000       --      13,000
 Cash loaned to affiliate....................      65,000   (65,000)       --
 Proceeds from sale of affiliate.............      47,654       --      28,174
                                              -----------  --------  ---------
Net cash (used in) provided by investing
 activities..................................    (256,630) (111,856)     2,224
                                              -----------  --------  ---------
Cash flows from financing activities:
 Principal payments on long-term debt........    (189,319)  (95,120)  (138,318)
 Additional borrowings on long-term debt.....     180,375       --         --
 Decrease (increase) in due from
  officers/shareholders......................     120,000       --    (725,235)
 Increase in due to officers/shareholders....         --    450,000    207,550
                                              -----------  --------  ---------
Net cash provided by (used in) financing
 activities..................................     111,056   354,880   (656,003)
                                              -----------  --------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................     497,528    52,840    (55,291)
Cash and cash equivalents at beginning of
 period......................................     700,783   700,780  1,198,311
                                              -----------  --------  ---------
Cash and cash equivalents at end of period... $ 1,198,311   753,620  1,143,020
                                              ===========  ========  =========
Supplemental disclosure of cash flow
 information:
 Cash paid during the period for:
  Interest................................... $    27,344    11,559      7,013
  Income taxes............................... $     9,597       --         --

                See accompanying notes to financial statements.

                       ENVIRONMENTAL AUTO REMOVAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Environmental Auto Removal, Inc. (the Company or EAR) was founded in 1989. EAR's primary business is the management of the towing services and auto pounds for the city of Chicago (City) under a long term contract. In addition, EAR purchases vehicles from the City for resale at auto auctions or for scrap value. EAR operates primarily in Chicago.

 (b) Revenue Recognition

  EAR operates as one segment and revenue is derived from the collection of towing revenues from the City and the sale of vehicles at auto auctions or for scrap value. All revenue is recognized upon completion of the towing engagement or sale of the vehicle at auction or for scrap. Expenses related to the generation of revenue are recognized as incurred. In the opinion of management, the financial statements include all costs of doing business.

 (c) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases, if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, EAR provides for depreciation of property and equipment over the following estimated useful lives:

   Automobiles and equipment.......................................... 5-7 years
   Furniture and fixtures.............................................   7 years
   Computers and communications equipment............................. 5-7 years

 (d) Inventory

  Inventory consists of vehicles purchased for resale at auto auctions or for scrap value. Inventories are stated at the lower of cost or market.

 (e) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to EAR on bank loans with similar terms and maturities, the fair value of EAR's financial instruments approximates their carrying values.

 (f) Income Taxes

  The Company is an S Corporation under the provisions of the Internal Revenue Code and, accordingly, the shareholders of the Company are responsible for Federal tax liabilities. The Company remains liable for a portion of state income taxes. Under the provisions of the Illinois replacement tax law, S Corporations are assessed a 1.5% surtax at the corporate level and earnings or losses flow through to the shareholder to be taxed at the individual level. Accordingly, only this Illinois replacement tax liability has been recorded in the financial statements.

  Differences in the tax basis and financial statement carrying amounts result primarily from accounts receivable; property, plant, and equipment; and accrued liabilities not yet deductible for tax purposes.

                       ENVIRONMENTAL AUTO REMOVAL, INC.

 (g) Use of Estimates

  Management of EAR has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (h) Unaudited Interim Financial Statements

  In the opinion of the Company's management the interim financial statements as of June 30, 1998 and for the six month periods ended June 30, 1997 and 1998 include all adjustments, consisting of normal recurring accruals, that are necessary for the fair presentation of the Company's financial position at June 30, 1998 and its results of operations and cash flows for the interim periods presented. The results for the six months ended June 30, 1998 are not necessarily indicative of the results expected for the entire year.

(2) CASH AND CASH EQUIVALENTS

  Cash and cash equivalents of $1,198,311 at December 31, 1998 consist of bank accounts and short-term investments with an initial term of less than three months. For purposes of the statement of cash flows, EAR considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(3) ALLOWANCE FOR DOUBTFUL ACCOUNTS

  During the year ended December 31, 1997, EAR had no write-offs of uncollectible trade accounts receivable. EAR has not recorded a provision for the allowance of doubtful accounts because management believes all amounts are fully collectible.

(4) PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1997 consist of the following:

   Automotive and equipment......................................... $1,093,579
     Furniture and fixtures.........................................     43,080
     Computer and communications equipment..........................    238,450
                                                                     ----------
     Total..........................................................  1,375,109
     Less accumulated depreciation..................................    401,611
                                                                     ----------
                                                                     $  973,498
                                                                     ==========

  Depreciation of property and equipment in 1997 totaled $129,210.

(5) INVESTMENT IN S.U.P.

  The Company owns a 27% interest in Summit-U-Pick-A-Part (S.U.P.), a junk yard. This investment was sold in part during December 1997 with the remainder being sold in February 1998. The sale resulted in a loss of approximately $8,800 which was recorded in other expense during the year ended December 31, 1997. At December 31, 1997, the carrying value of this investment was $28,174, all of which was recovered by the Company through cash proceeds received during February of 1998.

                       ENVIRONMENTAL AUTO REMOVAL, INC.

(6) INDEBTEDNESS

  EAR's long-term debt consists of the following at December 31, 1997:

Note payable to Associates Commercial Corporation, payable in monthly installments of $7,874, including interest at 4.56%, maturing
 December 31, 1999. Secured by the equipment of the Company...........  $180,375
Note payable to Associates Commercial Corporation, payable in monthly installments of $4,634, including interest at 4.79%, maturing
 December 31, 1998. Secured by the equipment of the Company...........    54,223
Note payable to Associates Commercial Corporation, payable in monthly installments of $4,530, including interest at 4.73%, maturing
 December 31, 1998. Secured by the equipment of the Company...........    53,010
Note payable to Associates Commercial Corporation, payable in monthly installments of $4,228, including interest at 4.68%, maturing
 December 31, 1998. Secured by the equipment of the Company...........    49,470
Note payable to Associates Commercial Corporation, payable in monthly installments of $2,172, including interest at 8.68%, maturing October
 31, 1999. Secured by the equipment of the Company....................    42,287
Note payable to South Holland Bank, payable in monthly installments of
 $782, including interest at 7.9%, maturing January 11, 1999. Secured
 by an automobile of the Company......................................     9,733
                                                                        --------
Total long-term debt..................................................   389,098
Less installments due within one year.................................   278,969
                                                                        --------
Long-term debt, excluding current installments........................  $110,129
                                                                        ========

  Notes payable to Associates Commercial Corporation were arranged with the acquisition of equipment. The impact of adjusting the stated interest rate on these notes to the Company's incremental borrowing rate is not material to the results of operations or to the balance sheet.

  Annual maturities of long-term debt for the next two years are as follows:

December 31:
  1998................................................................. $278,969
  1999.................................................................  110,129
                                                                        --------
                                                                        $389,098
                                                                        ========

 Line of Credit

  The Company has available a secured, revolving line of credit totaling $500,000. Advances are at the discretion of the bank and interest is charged at the rate of Prime + 1%. The line of credit is secured by collateral which includes all inventory, equipment, and fixtures of the Company. Any outstanding principal plus all accrued, unpaid interest will be due on January 11, 1999. No amounts were outstanding at December 31, 1997.

(7) CONCENTRATION OF BUSINESS RISKS

  Effective July 31, 1997, the Company entered into an agreement with the City of Chicago for auto pound management and towing services. This agreement extends for a period of 36 months. During this period, the agreement specifies the amount of revenue to be collected by the Company for each vehicle towed as well as the cost amount for each vehicle purchased by the Company from the City.

                       ENVIRONMENTAL AUTO REMOVAL, INC.

  The Company derived 76% of its revenue during 1997 from services performed under this long-term contract. The remaining 24% of revenue was derived from the sale of vehicles purchased from the City of Chicago in accordance with the same agreement. Loss of this contract would have a material negative effect on the Company.

  At December 31, 1997, EAR had accounts receivable from and accounts payable to the City in the amount of $1,233,996 and $1,340,710, respectively.

(8) RELATED-PARTY TRANSACTIONS

  EAR and E&R Towing, Inc. (E&R) are related parties due to the majority shareholder of E&R holding shares in EAR. E&R provides towing services for EAR. The cost of these services amounted to $2,821,345 for the year ended December 31, 1997. Accounts payable to E&R totaled $956,160 at December 31, 1997.

  The Company also pays management fees for the performance of various administrative and managerial services. For the year ended December 31, 1997, the fees paid by the Company for these services totaled $747,262 and are included in other income in the statement of operations and retained earnings.

  At December 31, 1997, the Company had net accounts receivable from two of the officers of the Company. These amounts are classified as current assets on the balance sheet and totaled $80,000 at December 31, 1997. These accounts bear interest at 12%. Due to the timing of activity in this account, only immaterial amounts of interest income were generated throughout 1997.

  In the opinion of management, the financial statements at December 31, 1997 include all costs of doing business.

(9) SUBSEQUENT EVENT

  During August 1998, the stockholders entered into a definitive agreement to sell EAR to United Road Services, Inc. Consideration for the sale was paid through a combination of cash and common stock of United Road Services, Inc. The anticipated selling price of EAR exceeds its net assets as of December 31, 1997.

(10) CONTINGENT LIABILITIES

  Various legal claims arise against the Company during the normal course of business. In the opinion of management, liabilities, if any, arising from legal proceedings would not have a material effect on the financial position and results of operations of the Company.